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                                                             [REI -- EXHIBIT 23]



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Houston Industries Incorporated's, d/b/a Reliant Energy, Incorporated (i) Registration Statement on Form S-4 No. 333-11329, (ii) Registration Statements on Form S-3 Nos. 33-46368, 33-54228, 333-20069, 333-32353, 333-33301, 333-33303, 333-58433, and 333-70665,
(iii) Post-Effective Amendment No. 1 to Registration Statement No. 33-51417 on Form S-3, (iv) Registration Statements on Form S-8 Nos. 333-32413, 333-32585, and 333-49333 and (v) Post-Effective Amendments Nos. 1 and 2 to Registration Statement No. 333-11329-99 on Form S-8 of our report dated February 25, 1999 (relating to the consolidated financial statements of Houston Industries Incorporated d/b/a Reliant Energy, Incorporated (the "Company")) appearing in this Combined Annual Report on Form 10-K of the Company and Reliant Energy Resources, formerly NorAm Energy Corp. for the year ended December 31, 1998.



Deloitte & Touche LLP

Houston, Texas
March 18, 1999